PROJECT DESIGNATION:

                          TENNESSEE 521-R8 DEKALB
                          -----------------------




                              MORTGAGE NOTE

                                 made by


                       DEKALB TELEPHONE COOPERATIVE

                                    to


                         UNITED STATES OF AMERICA







            Identified as form of document presented to and approved by the board of directors trustees of the above named cooperation at a meeting held September 23, 1974.

                                            /s/ Kenneth Lawrence
                                            --------------------------
                                            Secretary of Meeting


                                MORTGAGE NOTE

                                                 Alexandria, Tennessee

                                                   _____________, 19____


DEKALB TELEPHONE COOPERATIVE (hereinafter called the "Corporation"), a corporation organized and existing under the laws of the State of Tennessee, for value received, promises to pay to the order of UNITED STATES OF AMERICA (hereinafter called the "Government"), acting through the Administrator of the Rural Electrification Administration, at the United States Treasury, Washington, D. C., at the times and in the manner hereinafter provided, the sum of three million four hundred ninety-nine thousand dollars ($3,499,000), with interest on the amount thereof advanced by the Government, pursuant to a certain telephone loan contract, dated as of October 15, 1951, between the Government and the Corporation, as the same may have been amended from time to time (said loan contract, as it may have been amended, being hereinafter called the "Loan Contract"), and remaining unpaid from time to time, at the rate of five (5) per centum per annum.

        Interest on principal advanced pursuant to the Loan Contract and remaining unpaid shall be payable quarterly, on the last day of January, April, July, and October, of each year for a period ending on a date three
(3) years after the date hereof. Thereafter, to and including a date thirty-five (35) years after the date hereof, the Corporation shall make a payment on each of said quarterly dates in each year at the rate of $15.70 per $1,000 of the principal amount hereof advanced pursuant to the Loan Contract and unpaid three (3) years after the date hereof.

        Interest on principal advanced pursuant to the Loan Contract between a date three (3) years and a date six (6) years after the date hereof and remaining unpaid shall be payable on each of said quarterly payment dates for a period ending six (6) years after the date hereof. Thereafter, to and including a date thirty-five (35) years after the date hereof, the Corporation shall make a payment on each of said quarterly payment dates at the rate of $16.38 per $1,000 of the principal amount advanced pursuant to the Loan Contract between three (3) and six (6) years after the date hereof and unpaid six (6) years after the date hereof. This payment shall be in addition to the payment made on the principal amount advanced and unpaid three (3) years after the date hereof.

        Each payment made on this Note shall be applied first to the payment of interest on principal and then on account of principal. Thirty-five (35) years after the date hereof, the principal hereof advanced pursuant to the Loan Contract remaining unpaid, if any, and interest thereon, shall become due and payable.

        The Corporation on any payment date, as hereinabove provided, may pay all of any part of the principal hereof then advanced pursuant to the Loan Contract and remaining unpaid, but so long as any of the principal hereof advanced pursuant to the Loan Contract shall remain unpaid, the Corporation shall be obligated to make the quarterly payment on account of principal and interest, in the amount hereinabove provided, unless the Corporation and the holder of this Note shall otherwise agree.

        This Note has been executed and delivered pursuant to and is secured by a certain mortgage, dated as of even date herewith made by the corporation to the Government, as the same may have been amended or supplemented by any supplemental mortgage or supplemental mortgages (said mortgage and any such supplemental mortgage or supplemental mortgages being hereinafter collectively called the "Mortgage") , and is one of several notes (hereinafter called the "notes") permitted to be executed and delivered by the Corporation pursuant to the Mortgage. The Mortgage provides that all notes shall be equally and ratably secured thereby and reference is hereby made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security and the rights of the holders of notes with respect thereto.


        In case of default by the Corporation, as provided in the Mortgage, all principal advanced pursuant to the Loan Contract and remaining unpaid, on this Note and any other notes at the time outstanding, and all interest thereon, may be declared or may become due and payable in the manner and with the effect provided in the Mortgage.

        This Note evidences indebtedness created by a loan made under the Rural Electrification Act of 1936, as amended, including Public Law 93-32.

        If the Government shall at any time assign this Note and insure the payment hereof, the Corporation shall continue to make payments hereunder to the Government as collection agent for the insured holder, and, for purposes of the Mortgage, the Government, and not such insured holder, shall be considered to be, and shall have the rights of, the noteholder.

        If the Government, at any time prior to the advance of the entire principal amount hereof on account of this Note, shall make a written endorsement hereon stating the amount advanced on account of the principal hereof, and shall notify the Corporation, in writing, of such endorsement, then the principal amount of this Note shall be deemed to be and shall become reduced to the amount specified in such endorsement, and the Corporation shall then execute and deliver to the Government one or more additional notes, in an amount or amounts designated by the Government which in the aggregate shall be equal to the then unadvanced portion of the original principal amount of this Note, such additional notes to be dated currently when executed, to be in the same form, and to bear the same interest rate, as this Note. The Corporation, upon the request therefor in writing by the Government, shall execute and deliver to the Government two or more notes, in substitution for this Note, in the same form and bearing the same interest rate and date (except that any such substitute note which will evidence only an unadvanced portion of this Note may, at the discretion of the Government, be dated currently when executed), in an aggregate principal amount which shall be equal to the principal amount of this Note, but in such individual principal amounts as the Government shall request; provided that (i) all payments which shall have been made on account of the principal of and interest on this Note shall be credited on account of such substitute notes and (ii) the Government shall return this Note to the Corporation upon receipt of such substitute notes.

        IN WITNESS WHEREOF the Corporation has caused this Note to be signed in its corporate name and its corporate seal to be hereunto affixed and attested by its officers thereunto duly authorized, all as of the day and year first above written.

                                         DEKALB TELEPHONE COOPERATIVE


                                         by
                                              President

(SEAL)

Attest:
        Secretary



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